STARK TINTER & ASSOCIATES, LLC
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                                                    Certified Public Accountants
                                                           Financial Consultants



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our reports on the fiscal year ended December 31, 2000 and the period March 8, 1999 (inception) to December 31, 1999 financial statements in the Registration Statement Form SB-1/A-3 dated March 20, 2001 and the related prospectus of i-Track, Inc. for the registration of 2,500,000 units.



/s/ Stark Tinter & Associates, LLC

March 20, 2001
Denver, Colorado






  7535 East Hampden Avenue, Suite 109 - Denver, Colorado 80231 - (303) 694-6700
                               Fax (303) 694-6761